UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 1, 2010

Six Flags, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, 15th Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 652-9403

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

As previously disclosed, Six Flags, Inc. (the “Company”), Six Flag Operations Inc. (“SFO”) and Six Flags Theme Parks Inc. (“SFTP”) and certain of SFTP’s domestic subsidiaries (collectively with the Company, SFO and SFTP, the “Debtors”) filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 09-12019).  On April 1, 2010, the Debtors filed with the Bankruptcy Court a modified fourth amended joint plan of reorganization under chapter 11 of the Bankruptcy Code (as modified, the “Plan”), which includes information relating to a modification of the proposed debt and equity capitalization of the Debtors upon emergence from the chapter 11 proceedings, including a modification of the rights offering contemplated thereby which will be directed to holders of the Company’s 8.875% unsecured notes due 2010, 9.75% unsecured notes due 2013, 9.625% unsecured notes due 2014, and 4.5% convertible unsecured notes due 2015 that are accredited investors as of the record date, which will be April 7, 2010.  A copy of the Plan as filed with the Bankruptcy Court is posted on the Company’s website at www.sixflags.com under the Corporate – Investor Relations – Overview section.

This announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.  Nor should it be construed as a solicitation for any investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS, INC.

By:	/s/ James M. Coughlin
Name: James M. Coughlin
Title: General Counsel

Date: April 1, 2010